Exhibit 10.4

AMENDMENT TO CONVERTIBLE DEBENTURES

This AMENDMENT TO CONVERTIBLE DEBENTURES (this “Amendment”) dated as of April 15, 2022, by and between Helbiz, Inc. (the “Company”) and YA II PN, Ltd. (the “Holder”). Each of the Company and the Holder shall be referred to collectively as the “Parties” and individually as a “Party.”

W I T N E S S E T H:

WHEREAS, pursuant to the terms of a certain Securities Purchase Agreement dated October 12, 2021, as amended, executed by and between and among the Parties, (i) on October 12, 2021, the Company issued the Holder a convertible debenture in the principal amount of $15,000,000 (Debenture No. HLBZ-1), (ii) on October 28, 2021, the Company issued the Holder a convertible debenture in the principal amount of $10,000,000 (Debenture No. HLBZ-2), and (iii) on November 11, 2021, the Company issued the Holder a convertible debenture in the principal amount of $5,000,000 (Debenture No. HLBZ-3) (the three debentures are collectively referred to herein as the “Debentures”); and

WHEREAS, the Parties desire to amend the Debentures pursuant to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties agree with the others as follows:

1. Section 1(c) of the Note shall be amended and restated to reflect the following:

Section 1(b): Triggering Event. If, at any time after the Issuance Date, and from time to time thereafter, the daily VWAP is less than the Floor Price then in effect for at 5 consecutive Trading Days (the first day of each such day of each such occurrence, a “Triggering Date”), then the Company shall be obligated to reduce (but not increase) the Floor Price by providing the Holder a reset notice (each, a “Floor Reset Notice”) setting forth a reduced Floor Price which shall be equal to no more than 80% of the Closing Price on the Trading Day immediately prior to such Reset Notice (and in no event greater than the Floor Price then in effect), or such other price as may be agreed upon with the Holder. The Company shall establish any reset Floor Price within 5 days of each Triggering Date, the failure of which shall be an Event of Default hereunder. The Company obligations to establish any reset Floor Price shall include: (i) resetting the Floor Price as set forth in this Section, (ii) taking all steps necessary to admit the Conversion Shares for trading on the Principal Market, and (iii) making any securities filings necessary with the SEC and taking any additional actions necessary to ensure that the Conversion Shares to be issued by the Company to the Holder upon conversion (at any time any reset Floor Price is then in effect) shall be registered with the SEC for sale by the Holder and issuable upon conversion by the Holder without restrictive legends or any other restrictions on sale by the Holder, subject to Section 3(c)(i) hereof.

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2.  Section 3(a)(ii) of each of the Debentures shall be amended and restated to reflect the following:

Section 3(a)(ii): "Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination the lower of (i) $3.00 (the “Fixed Conversion Price”), or (ii) 92.5% of the lowest daily VWAPs during the 5 consecutive Trading Days immediately preceding the Conversion Date or other date of determination (the “Variable Conversion Price”), but not lower than the Floor Price. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Debenture.

3.  The Maturity Date of each of the Debentures shall be extended to December 31, 2022.

4.  Except as herein amended, the Debenture shall remain in full force and effect.

5.  Further Assurances. Each Party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other Party hereto in order to carry out the provisions and purposes of this Amendment.

6.  Counterparts. This Amendment may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.  Headings. The headings of Articles and Sections in this Amendment are provided for convenience only and will not affect its construction or interpretation.

8.  Waiver. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Amendment or any of the documents referred to in this Amendment will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

9.  Severability. The invalidity or unenforceability of any provisions of this Amendment pursuant to any applicable law shall not affect the validity of the remaining provisions hereof, but this Amendment shall be construed as if not containing the provision held invalid or unenforceable in the jurisdiction in which so held, and the remaining provisions of this Amendment shall remain in full force and effect. If the Amendment may not be effectively construed as if not containing the provision held invalid or unenforceable, then the provision contained herein that is held invalid or unenforceable shall be reformed so that it meets such requirements as to make it valid or enforceable.

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10.   Governing Law. This Amendment shall be governed by and construed according to the laws of the State of New York, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Amendment shall be resolved exclusively in the competent federal or state court sitting in the City of New York, Borough of Manhattan, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Debentures to be duly executed as of the day and year first above written.

Company:
HELBIZ, INC.

By: /s/ Salvatore Palella
Name: Salvatore Palella
Title: CEO

YA II PN, LTD.

By: Yorkville Advisors Global, LP
Its: Investment Manager

By: Yorkville Advisors Global II, LLC
Its: General Partner

By: /s/ Matt Backman
Name: Matt Beckman
Title: Member

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